UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Center Drive, Suite 200

Park City, Utah 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange
Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

Initial Closing of Investment in IQHQ Preferred Stock and Warrants

As previously disclosed in the Current Report on Form 8-K of Innovative Industrial Properties, Inc. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2025 (the “August 2025 8-K”), the Company, through its operating partnership, IIP Operating Partnership, LP (“IIP OP”), entered into a Securities Purchase Agreement, dated August 6, 2025 (the “Securities Purchase Agreement”), by and among IIP OP, IQHQ, Inc., a Maryland corporation (“IQHQ REIT”), and certain of IQHQ REIT’s affiliates. On September 30, 2025, IIP OP assigned its rights and obligations under the Securities Purchase Agreement to IIP Life Science Investments LLC (“IIP Life Science”), a wholly owned subsidiary of IIP OP, which completed the initial closing on such date of the Company’s previously announced preferred equity investment in IQHQ REIT pursuant to the Securities Purchase Agreement.

At the initial closing of the investment contemplated by the Securities Purchase Agreement, IIP Life Science purchased an aggregate of 5,000 shares of IQHQ REIT’s 15.0% Series G-1 Cumulative Redeemable Preferred Stock (the “Series G-1 Preferred Stock”) at a price of $1,000 per share, for a total investment of approximately $5.0 million. In connection with the initial closing, IIP Life Science also received a corresponding warrant (the “ Initial Warrant”) exercisable for common equity units of IQHQ Holdings, LP, a Delaware limited partnership and the parent entity of IQHQ REIT,  equal to 1.5% of the fully diluted and outstanding common equity of  IQHQ, LP (after giving effect to all previously issued warrants) as of the initial closing, in accordance with the terms of the Securities Purchase Agreement.

In connection with the initial closing, IIP Life Science was granted the right to appoint one individual to serve as a voting member of IQHQ REIT’s board of directors, so long as IIP Life Science and its affiliates meet specified minimum ownership requirements. IIP Life Science has designated Paul Smithers, its Chief Executive Officer, to serve in this capacity.

The foregoing descriptions of the Securities Purchase Agreement and the Series G-1 Preferred Stock are not complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement and Exhibit A thereto, respectively, copies of which were filed as Exhibit 10.1 to the August 2025 8-K, and are, along with the descriptions of the same contained in Item 1.01 of such August 2025 8-K, incorporated herein by reference. The foregoing description of the Initial Warrant is not complete and is qualified in its entirety by reference to the full text of the Initial Warrant filed as Exhibit 10.1 to this Current Report on Form 8-K, and is, along with the description of the same contained in Item 1.01 of the August 2025 8-K, incorporated herein by reference.

Closing of Revolving Credit Facility Investment

In connection with the initial closing of the preferred equity investment contemplated by the Securities Purchase Agreement, on September 30, 2025, the Company, through IIP Life Science, entered into an Amendment and Restatement Agreement (the “RCF”). The RCF was entered into by and among IQHQ, LP (“IQHQ OP”), as borrower, IQHQ REIT, as parent guarantor, Acquiom Agency Services LLC, as administrative and collateral agent, IIP Life Science, as lender, and the other lender parties thereto. Pursuant to the RCF, IIP Life Science committed to provide a $100.0 million loan (the “IIP Loan”) to IQHQ OP, which was fully funded at closing on September 30, 2025. With the addition of the IIP Loan, the total amount funded under the RCF by all lender parties thereto increased to $400.0 million.

The foregoing description of the RCF is not complete and is qualified in its entirety by reference to the full text of the RCF, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is, along with the description of the same contained in Item 1.01 of the August 2025 8-K, incorporated herein by reference.

Right of First Offer Letter

On September 30, 2025, in connection with the initial closing of the preferred equity investment contemplated by the Securities Purchase Agreement, IIP Life Science entered into a Right of First Offer Letter (the “ROFO Letter”) with IQHQ REIT and certain of its affiliates (collectively, the “IQHQ Parties”). The ROFO Letter grants the Company a contractual right of first offer with respect to proposed sales of certain real estate assets by the IQHQ Parties.

The foregoing description of the ROFO Letter is not complete and is qualified in its entirety by reference to the full text of the ROFO Letter, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and is, along with the description of the same contained in Item 1.01 of the August 2025 8-K, incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 regarding the RCF is incorporated by reference into this Item 2.03.

In connection with the initial closing of the preferred equity investment contemplated by the Securities Purchase Agreement, the Company, through its operating partnership, IIP OP, drew $50.0 million under its previously disclosed $87.5 million existing revolving credit facility established pursuant a Loan Agreement, dated October 23, 2023, as amended (the “Loan Agreement”) by and among IIP OP and a federally regulated commercial bank, as sole lead arranger and sole bookrunner, and as agent for lenders that become party thereto from time to time (the “Bank”).

The Loan Agreement provides for aggregate commitments of up to $87.5 million in secured revolving loans, with availability based on a borrowing base composed of eligible real estate assets owned by subsidiaries of IIP OP that satisfy eligibility criteria set forth in the Loan Agreement (the “Subsidiary Guarantors”). IIP OP may repay and reborrow amounts borrowed under the Loan Agreement at any time prior to the maturity date, October 23, 2026, at which time such amounts will become immediately due and payable. The obligations of IIP OP under the Loan Agreement are guaranteed by the Company and the Subsidiary Guarantors, and are secured by (i) operating accounts of IIP OP into which lease payments under the real property included in the borrowing base are paid, (ii) the equity interests of the Subsidiary Guarantors, (iii) the real estate included in the borrowing base and the leases and rents thereunder, and (iv) all personal property of the Subsidiary Guarantors. Borrowings under the Loan Agreement bear interest at a variable rate based on the greater of (i) the prime rate plus an applicable margin based on deposits with the participating bank(s) ranging from 0.5% to 2.0% and (ii) 9.0%. The Loan Agreement is subject to certain liquidity and operating covenants and includes customary representations and warranties, affirmative and negative covenants and events of default. Upon an event of default, the Bank may declare all outstanding principal and accrued but unpaid interest under the Loan Agreement immediately due and payable and may exercise the other rights and remedies provided under the Loan Agreement.

The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 1, 2025, the Company issued a press release announcing that it completed the closing of its initial investment in IQHQ REIT contemplated by the Securities Purchase Agreement and the RCF. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Exhibit

10.1	Warrant, dated September 30, 2025, to purchase Class A-3 Units of IQHQ Holdings, LP.

10.2*	Amendment and Restatement Agreement, dated September 30, 2025, by and among IQHQ, LP, as borrower, IQHQ, Inc., as parent guarantor, Acquiom Agency Services LLC, as administrative and collateral agent, IIP Life Science Investments LLC, as lender, and the other lender parties thereto.

10.3	Right of First Offer Letter, dated September 30, 2025, by and among IIP Life Science, IQHQ, Inc., and IQHQ Holdings, LP.

10.4*	Loan Agreement, dated October 23, 2023, as amended, between IIP Operating Partnership, LP and the Bank, as agent, sole lead arranger and sole bookrunner.

99.1	Press release dated October 1, 2025.

104	Cover Page Interactive Data File (embedded within the XBRL document).

*Certain schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that the Company believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this report, words such as the Company or IIP OP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements, and they include, but are not limited to, statements regarding the size, structure, and timing of future closings contemplated by the Securities Purchase Agreement; the ability to complete the proposed closings when expected or at all due to the failure to satisfy closing conditions or otherwise; and the Company’s ability to fund future closings under the Securities Purchase Agreement and anticipated funding sources. These forward-looking statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Factors that could cause results to differ from those projected or assumed in any forward-looking statement include, but are not limited to, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, as updated by the Company’s subsequent reports filed with the SEC. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2025	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ David Smith
	Name:	David Smith
	Title:	Chief Financial Officer